Exhibit 2.1

REGISTRATION RIGHTS AGREEMENT

by and among

Cnova N.V.,

and

the SHAREHOLDERS party hereto

Dated as of November 25, 2014

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (the “Agreement”), dated as of November 25, 2014, is by and among Cnova N.V., a public company (naamloze vennootschap) organized under the laws of the Netherlands (the “Company”), Casino Guichard-Perrachon, a company organized under the laws of France (“CGP”), Almanaces Éxito S.A., a company organized under the laws of Colombia (“Exito”) and Marneylectro B.V., a private company (besloten vennootschap) organized under the laws of the Netherlands (“Dutch BV”).

WHEREAS, the parties hereto desire to provide for, among other things, certain registration rights with respect to the Registrable Shares (as hereinafter defined).

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

1.1                               Defined Terms.

As used in this Agreement, the following capitalized terms shall have the meanings ascribed to them below:

“Affiliate” means any Person who is an “affiliate” of such Person as defined in Rule 12b-2 promulgated under the Exchange Act.

“Agreement” has the meaning set forth in the preamble of this Agreement.

“Blackout Period” has the meaning set forth in Section 2.7(a).

“Board” means the Board of Directors of the Company.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions are authorized or required by law to remain closed in the State of New York or the Netherlands.

“CGP” has the meaning set forth in the preamble of this Agreement.

“Closing Date” means November 25, 2014.

“Commission” means the U.S. Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act or the Exchange Act.

“Company” has the meaning set forth in the preamble of this Agreement.

“Company Indemnitee” has the meaning set forth in Section 2.8.

“Demand Rights Shareholder” means either of CGP or Dutch BV.

“Designated Exchange” means NASDAQ.

“Dutch BV” has the meaning set forth in the preamble of this Agreement.

“EDGAR” has the meaning set forth in Section 2.4(c).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, or any successor statute.

“Expenses” means all expenses incurred by the Company incident to the Company’s performance of, or compliance with its obligations under, this Agreement, including all registration, filing, listing, stock exchange and FINRA fees and other customary fees and expenses, but excluding underwriting discounts and commissions and applicable transfer taxes, if any, which discounts, commissions and transfer taxes shall be borne by the seller or sellers of Registrable Shares, except as otherwise provided in this Agreement.

“Exito” has the meaning set forth in the preamble of this Agreement.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Customary Cooperation” means, in connection with any underwritten Public Offering, in addition to the cooperation otherwise required by this Agreement, (a) members of senior management of the Company (including the chief executive officer and the chief financial officer) shall fully cooperate with the underwriter(s) in connection therewith, and make themselves available to participate in all of the marketing processes of the underwritten Public Offering as recommended by the underwriter(s), including “road show” presentations, and (b) the Company shall prepare preliminary and final Prospectuses for use in connection with such offering containing such additional information as reasonably requested by the underwriter(s) or the Selling Shareholders (in addition to the information required by law, rule or regulation).

“Governmental Authority” means (a) the government of any nation, state, city, locality or other political subdivision thereof and (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“IPO” means the Company’s first Public Offering.

“Loss” and “Losses” have the meanings set forth in Section 2.8. “Offering Documents” has the meaning set forth in Section 2.8.

“Majority-Owned Subsidiary” has the meaning set forth in Rule 12b-2 promulgated under the Exchange Act.

“Maximum Number” has the meaning set out in Section 2.1(f).

“Ordinary Shares” means any ordinary shares, par value €0.05, of the Company.

“Other Holder” has the meaning set out in Section 2.2.

“Person” means any individual, corporation, company, partnership, firm, voluntary association, joint venture, trust, unincorporated organization, Governmental Authority or any other entity whether acting in an individual, fiduciary or other capacity.

“Piggyback Request” has the meaning set forth in Section 2.2.

“Piggyback Requesting Shareholder” has the meaning set forth in Section 2.2.

“Public Offering” means a public offering and sale of Ordinary Shares pursuant to an effective registration statement filed under the Securities Act; provided, that a Public Offering shall not include an offering made in connection with a business acquisition or combination pursuant to a registration statement on Form F-4, or any successor or similar form, or an employee benefit plan pursuant to a registration statement on Form S-8, or any successor or similar form.

“Registrable Shares” means, with respect to any Shareholder, any of the Ordinary Shares and any other securities issued or issuable with respect to such Ordinary Shares by way of a share dividend or bonus shares or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization or resulting from a share split, (a) owned by such Shareholder as of the date hereof or (b) acquired by such Shareholder or any of its Affiliates after the date hereof if such Ordinary Shares (or other securities) were acquired by a Shareholder (or an Affiliate of such Shareholder) that was an Affiliate of the Company on the date of such acquisition; provided, however, that any Registrable Share will cease to be a Registrable Share when (i) a registration statement covering such Registrable Share has been declared effective by the SEC and such Registrable Share has been disposed of pursuant to such effective registration statement, (ii) it is sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met, (iii) other than with respect to Registrable Shares held by CGP or any Subsidiary (as defined in Rule 12b-2 promulgated under the Exchange Act) thereof, it is eligible for sale under Rule 144 and such Shareholder holds less than five percent (5%) of the outstanding shares of the Company or (iv) it shall have been otherwise transferred without the rights and obligations hereunder having been assigned in connection with such transfer pursuant to Section 3.3(b); provided, further, that (x) any security that is issued, distributed or otherwise acquired in respect of a security that has ceased to be Registrable Share is not a Registrable Share and (y) neither any special voting share in the Company’s capital nor any depository receipt issued for such special voting shares shall be or become a Registrable Share.

“Registrable Shares Transferee” has the meaning set forth in Section 3.4.

“Registration Demand” has the meaning set forth in Section 2.1(a).

“Registration Demanding Shareholder” has the meaning set forth in Section 2.1(a).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, or any successor statute.

“Selling Shareholders” means the holders of Registrable Shares requested to be registered pursuant hereto.

“Shareholder” means any Demand Rights Shareholder (including, where appropriate, its Affiliates holding Registrable Shares) and Exito.

“Shareholder Indemnitee” has the meaning set forth in Section 2.8.

“Shareholder Information” has the meaning set forth in Section 2.4.

“Shelf Demand” has the meaning set forth in Section 2.1(g).

“Shelf Demanding Shareholder” has the meaning set forth in Section 2.1(g).

“Shelf Participating Shareholder” has the meaning set forth in Section 2.1(g).

“Shelf Registration Statement” has the meaning set forth in Section 2.1(g).

“Shelf Registration” has the meaning set forth in Section 2.1(g).

“Takedown Prospectus Supplement” has the meaning set forth in Section 2.1(g).

“Takedown Request” has the meaning set forth in Section 2.1(g).

“Well-Known Seasoned Issuer” has the meaning set forth in Rule 405 promulgated under the Securities Act.

1.2                               Other Definitional Provisions; Interpretation.

In this Agreement, unless the context otherwise requires:

(a)                                 the words “hereof”, “herein”, and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement;

(b)                                 headings are for convenience only and do not affect the interpretation of this Agreement;

(c)                                  words importing the singular include the plural and vice versa;

(d)                                 a reference to an Article, party, Schedule or Section is a reference to that Article or Section of, or that party or Schedule to, this Agreement;

(e)                                  a reference to a document includes an amendment or supplement to, or replacement or novation of, that document but disregarding any amendment, supplement, replacement or novation made in breach of this Agreement;

(f)                                   whenever the words “include,” “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation”; and

(g)                                  a reference to a party to any document includes that party’s successors and permitted assigns.

ARTICLE II

REGISTRATION RIGHTS

2.1                               Securities Act Registration on Demand.

(a)                                 Demand. At any time and from time to time following the expiration of the one-hundred eighty (180) day lock-up period following the IPO, any Demand Rights Shareholder may make a written request (the party making such a request, the “Registration Demanding Shareholder”) to the Company for the registration with the Commission under the Securities Act of all or part of such Shareholder’s Registrable Shares (a “Registration Demand”), which request shall specify the number and type of security of Registrable Shares to be disposed of by such Shareholder, their aggregate amount and the intended method or methods of distribution therefor. Upon the receipt of a Registration Demand, the Company will use its commercially reasonable efforts to file a registration statement under the Securities Act at the earliest practicable date, but in any event not later than sixty (60) days after the Registration Demand is made, and use its commercially reasonable efforts to have such registration statement thereafter become effective with the Commission at the earliest practicable date; provided that,

(i)                                     the Company shall not be required to effect more than two (2) Registration Demands for underwritten Public Offerings pursuant to this Section 2.1(a) during any twelve (12) month period;

(ii)                                  the Company shall not be required to effect any registration for an underwritten Public Offering by a Registration Demanding Shareholder pursuant to this Section 2.1 until a period of ninety (90) days shall have elapsed from the effective date of a registration statement filed in response to a Registration Demand pursuant to this Section 2.1(a), a Takedown Prospectus

Supplement under Section 2.1(g) or a registration statement for an underwritten Public Offering of which notice has been given to the Shareholders pursuant to Section 2.2;

(iii)                               any Shareholder the Registrable Shares of which were to be included in any such registration pursuant to this Section 2.1(a) may withdraw such request by written notice to the Company; provided that if, following such withdrawal, the remaining Registrable Shares of Shareholders, if any, that have not been withdrawn are reasonably expected to represent at least that percentage of the Ordinary Shares then outstanding set forth in clause (iv) below, the Company shall not be required to effect such registration;

(iv)                              the Company shall not be required to effect any registration to be effected pursuant to this Section 2.1(a) unless the Registrable Shares proposed to be sold in such registration are reasonably expected to represent at least five percent (5%) of the Ordinary Shares then outstanding; and

(v)                                 if at the time a demand for registration is made under this Section 2.1(a), there is a Form F-3, or any successor or similar form thereto, on file pursuant to which the Registration Demanding Shareholder shall be entitled to dispose of all its Registrable Shares that it has requested to register, then the Company’s obligation to file a registration statement under this Section 2.1 shall be deemed satisfied.

(b)                                 Registration of Other Securities. Whenever the Company shall effect a registration pursuant to Section 2.1 hereof, no securities other than (i) Registrable Shares and (ii) subject to Section 2.1(f) hereof, Ordinary Shares to be sold by the Company for its own account, shall be included among the securities covered by such registration unless the Selling Shareholders holding not less than a majority of the Registrable Shares to be covered by such registration shall have consented in writing to the inclusion of such other securities.

(c)                                  Registration Statement Form. Registrations under Section 2.1 hereof shall be on Form F-1 or, if permitted by law, Form F-3 (or, in either case, any successor or similar form thereto) and shall permit the disposition of the Registrable Shares pursuant to an underwritten Public Offering unless the Registration Demanding Shareholder(s) determine otherwise, in which case pursuant to the method of disposition determined by such Registration Demanding Shareholder(s).

(d)                                 Effective Registration Statement. A registration requested pursuant to Section 2.1(a) or Section 2.1(g) shall not be deemed to have been effected:

(i)                                     unless a registration statement with respect thereto has become, and remains, effective in compliance with the provisions of the Securities Act and the laws of any state or other jurisdiction applicable to the disposition of Registrable Shares covered by such registration statement until such time as all of such Registrable Shares have been disposed of in accordance with such registration statement or there shall cease to be any Registrable Shares covered by such registration statement; provided, however, that such period shall not exceed one-hundred eighty (180) days;

(ii)                                  if, after it has become effective, such registration is subject to any stop order, injunction or other order or requirement of the Commission or other Governmental Authority for any reason other than a violation of applicable law solely by any Selling Shareholder and has not thereafter become effective, or in the case of a Form F-3, the Company ceases to be eligible to use such form; or

(iii)                               if, in the case of an underwritten Public Offering, the conditions to closing specified in an underwriting agreement to which the Company is a party are not satisfied or waived, other than by reason of any breach or failure by, or caused by, any Selling Shareholder.

(e)                                  Selection of Underwriters. The Registration Demanding Shareholder shall have the right to select the underwriter(s) to administer the offering, provided that such underwriter(s) shall be nationally recognized investment banking firms reasonably acceptable to the Company. If the offering is underwritten, the Registration Demanding Shareholder (together with the Company) will enter into an underwriting agreement in customary form with the underwriter or underwriters for such underwriting.

(f)                                   Priority in Requested Registration. If a registration under this Section 2.1 involves an underwritten Public Offering, and the managing underwriter of such underwritten Public Offering shall advise the Company in good faith and in writing (with a copy to the Registration Demanding Shareholders) that the number of Registrable Shares sought to be registered by the Shareholders is reasonably expected to adversely affect the price or success of the offering, the Company shall include in such registration statement such number of Ordinary Shares as the Company is advised can be sold in such offering without such an effect (the “Maximum Number”) as follows and in the following order of priority: (i) first, all of the Registrable Shares being sold for the accounts of any Registration Demanding Shareholder and any Piggyback Requesting Shareholder, pro rata among such Shareholders based on the number of Registrable Shares requested to be included in such registration by such Shareholders, and (ii) second, to the extent that the number of Registrable Shares to be included in in the registration pursuant to clause (i) is less than the Maximum Number, such number of Ordinary Shares, if any, as the Company proposes to sell for its own account and as any Other Holder proposes to sell, pro rata among the Company and such Other Holders based on the number of Registrable Shares proposed to be included by the Company and requested to be included by such Other Holder.

(g)                                  Shelf Registration.

(i)                                     From and after such time as the Company first becomes eligible to register securities on a Form F-3, or any successor or similar form, any Demand Rights Shareholder may make a written request (a “Shelf Demand”) that the Company file a shelf registration statement (a “Shelf Registration Statement”) pursuant to Rule 415 promulgated under the Securities Act (a “Shelf Registration”) and undertake any related qualification or compliance, with respect to all or part of the Registrable Shares owned by such Shareholder (a “Shelf Demanding Shareholder”). The Company shall (i) promptly, and in any event within ten (10) days of its receipt of a Shelf Demand, give written notice of the proposed registration, and any related qualification or compliance, to all other holders of Registrable Shares to the extent that the addresses of those Shareholders are known to the Company (the “Shelf Notice”), and (ii) as soon as practicable, use its commercially reasonable efforts to file such Shelf Registration Statement under the Securities Act at the earliest practicable date, but in any event not later than forty (40) days after receipt of the Shelf Demand, and use its commercially reasonable efforts to have such Shelf Registration Statement thereafter become effective with the Commission at the earliest practicable date and to effect, at the earliest practicable date, such registration under the Securities Act of (x) the Registrable Shares that the Company has been so requested to register by the Shelf Demanding Shareholder and (y) all other Registrable Shares that the Company has been so requested to register by written request of a Shareholder (a “Shelf Participating Shareholder”) given to the Company within ten (10) days after such Shareholder’s receipt of the Shelf Notice. Each Shelf Demanding Shareholder and Shelf Participating Shareholder shall be permitted to request that the Company register an undetermined amount of Registrable Shares if the Company is, or will be at the time of filing, a Well-Known Seasoned Issuer entitled to file an automatically effective Shelf Registration Statement. The Company agrees to use its commercially reasonable efforts to keep the Shelf Registration Statement continuously effective, including by renewing or re-filing upon expiration, for the period beginning on the date on which the Shelf Registration Statement becomes effective under the Securities Act until the earlier to occur of (A) the day after the date on which all of the Registrable Shares covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement or another registration statement and (B) the first date on which there shall cease to be any Registrable Shares covered by such Shelf Registration Statement. The Company further agrees, if necessary, to supplement or amend the Shelf Registration Statement, if required by the rules and regulations of the Commission or instructions applicable to the registration form used by the Company for such Shelf Registration or by the Securities Act or by any other rules and regulations thereunder for Shelf Registration, and the Company agrees to furnish to the Shareholders whose Registrable Shares are included in such Shelf Registration Statement copies of any such supplement or amendment promptly after its being issued or filed with the Commission. No registration requested by any Shareholder pursuant to this Section 2.1(g) shall be deemed a Registration Demand. A Shareholder that receives a Shelf Notice shall not make a Shelf Demand within three-hundred sixty (360) days of receipt of such Shelf Notice. If at the time a request for a Shelf Registration is made under this Section 2.1(g), there is a Form F-3 on file pursuant to which the requesting Shareholder shall be entitled to dispose of all its Registrable Shares that it has requested to register, then the Company’s obligation to file a registration statement under this Section 2.1(g) shall be deemed satisfied. Notwithstanding anything to the contrary herein, at any time that a Shelf Registration Statement registering Registrable Shares of a Shareholder shall be effective, such Shareholder shall be permitted to effect an unlimited number of non-underwritten offerings or shelf-take-downs of Registrable Shares off the Shelf Registration Statement (which may be underwritten Public Offerings), including any underwritten “block trades” without notice to or inclusion of any other Shareholder’s Registrable Shares, it being understood that the Company’s obligations in Section 2.1 shall in no way be reduced in such case.

(ii)                                  At any time after the effectiveness of a Shelf Registration Statement, the Company shall, as promptly as reasonably practicable following the written request of a Shelf Demanding Shareholder or Shelf Participating Shareholder for a resale of Registrable Shares (a “Takedown Request”), file a prospectus supplement (a “Takedown Prospectus Supplement”) to such Shelf Registration Statement with respect to resales of the Registrable Shares pursuant to the Shareholder’s intended method of distribution thereof; provided, however, that if the Shelf Registration Statement is not an automatically effective Shelf Registration Statement that registered an undetermined number of Registrable Shares, only the Shelf Demanding Shareholder or a Shelf Participating Shareholder shall be entitled to submit a Takedown Request. Each Takedown Request shall specify the Registrable Shares to be registered, their aggregate amount and the intended method or methods of distribution thereof. The Shareholders agree to provide the Company with such information in connection with a Takedown Request as may be reasonably requested by the Company to ensure that the Takedown Prospectus complies with the requirements of the Securities Act.

(h)                                 Affiliates. To the extent that a Registration Demand or a Shelf Demand relates to Registrable Shares held by an Affiliate of a Shareholder that is not a party to this Agreement, (i) such Affiliate shall comply with all obligations of such Shareholder under this Agreement as if it were a party hereto and (ii) such Shareholder shall be liable for any breach of this Agreement by such Affiliate.

2.2                               Piggyback Registration

(a)                                 Piggyback Registration Rights.  Other than in connection with a registration on Form S-8 or F-4, or any successor or similar form, relating to Ordinary Shares issuable upon exercise of employee stock options or in connection with any employee benefit or similar plan of the Company or in connection with a direct or indirect or indirect acquisition by the Company of another Person, if at any time following the IPO the Company, including if the Company qualifies as a Well-Known Seasoned Issuer, proposes to file (i) a prospectus supplement to an effective Shelf Registration Statement (other than pursuant to a Takedown Request), or (ii) a registration statement other than a Shelf Registration Statement for a delayed or continuous offering pursuant to Rule 415 under the Securities Act, in either case, for the sale of Ordinary

Shares for its own account, or for the benefit of the holders of any of its securities other than the Shareholders, to an underwriter on a firm commitment basis for reoffering to the public or in a “bought deal” or “registered direct offering” with one or more investment banks (collectively, a “Piggyback Underwritten Offering”), then as soon as practicable but not less than fourteen (14) days prior to the filing of (a) any preliminary prospectus supplement relating to such Piggyback Underwritten Offering pursuant to Rule 424(b) under the Securities Act, (b) any prospectus supplement relating to such Piggyback Underwritten Offering pursuant to Rule 424(b) under the Securities Act (if no preliminary prospectus supplement is used) or (c) such Shelf Registration Statement, as the case may be, the Company shall give notice of such proposed Piggyback Underwritten Offering to the Shareholders and such notice (a “Piggyback Notice”) shall offer the Shareholders the opportunity to include in such Piggyback Underwritten Offering such number of Registrable Shares as each such Shareholder may request in writing. Each such Shareholder shall then have ten (10) days after receiving such notice to request in writing to the Company inclusion of Registrable Shares in the Piggyback Underwritten Offering (a “Piggyback Request”), except that such Shareholder shall have two (2) Business Days after such Shareholder receives such Piggyback Notice to request inclusion of Registrable Shares in the Piggy Back Underwritten Offering in the case of a “bought deal”, “registered direct offering” or “overnight transaction” where no preliminary prospectus is used.  Upon receipt of any such request for inclusion from a Shareholder (a “Piggyback Requesting Shareholder”) received within the specified time period, the Company shall use commercially reasonable efforts to effect the registration in any registration statement of any of the Shareholders’ Registrable Shares requested to be included on the terms set forth in this Agreement.

(b)                                 If the Company does not qualify as a Well-Known Seasoned Issuer, (i) the Company shall give each Shareholder fourteen (14) days’ notice prior to filing a Shelf Registration Statement (other than in connection with a Shelf Request) and, upon the written request of any Shareholder, received by the Company within ten (10) days of such notice to such Shareholder, the Company shall include in such Shelf Registration Statement a number of Registrable Shares equal to the aggregate number of Registrable Shares requested to be included without naming any requesting Shareholder as a selling shareholder and including only a generic description of the holder of such securities (the “Undesignated Registrable Shares”), (ii) the Company shall not be required to give notice to any Shareholder in connection with a filing pursuant to Section 2.2(a) unless such Shareholder provided such notice to the Company pursuant to this Section 2.2(b) and included Undesignated Registrable Shares in the Shelf Registration Statement related to such filing, and (iii) at the written request of a Shareholder given to the Company more than seven (7) days before the date specified in writing by the Company as the Company’s good faith estimate of a launch of a Piggyback Underwritten Offering (or such shorter period to which the Company in its sole discretion consents), the Company shall use commercially reasonable efforts to effect the registration of any of the Shareholder’s Undesignated Registrable Shares so requested to be included and shall file a post-effective amendment or, if available, a prospectus supplement to a Shelf Registration Statement to include such Undesignated Registrable Shares as any Shareholder may request, provided that (a) the Company is actively employing its reasonable best efforts to effect such Piggyback Underwritten Offering; and (b) the

Company shall not be required to effect a post-effective amendment more than two (2) times in any twelve (12) month period.

(c)                                  Piggyback Offering Procedures. In connection with any registration or offering pursuant to this Section 2.2:

(i)                                     prior to the pricing of a Piggyback Underwritten Offering, the managing underwriter shall notify the Company and the Piggyback Requesting Shareholders of the price range within which the Ordinary Shares are proposed to be sold, if applicable;

(ii)                                  if at any time after giving written notice of its intention to register any Ordinary Shares for its own account and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each Piggyback Requesting Shareholder and (x) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Shares to which the relevant Piggyback Requests relate in connection with such registration (but not from any obligation of the Company to pay the Expenses in connection therewith), without prejudice, however, to the rights of any Shareholder to include such Registrable Shares in any future registration (or registrations) pursuant to this Section 2.2 or, if it concerns a Demand Rights Shareholder, to cause such registration to be effected as a registration under Sections 2.1(a) or 2.1(g) hereof, as the case may be, and (y) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Shares to which the relevant Piggyback Requests relate, for the same period as the delay in registering such other Ordinary Shares; and

(iii)                               if such registration involves a Piggyback Underwritten Offering, (x) and such Piggyback Underwritten Offering was initiated by the Company for its own account, each Piggyback Requesting Shareholder shall sell its Registrable Shares on the same terms and conditions as those that apply to the Company, and (y) the underwriter(s) of each such Piggyback Underwritten Offering shall be a nationally recognized investment banking firm(s) selected by the Company.

(d)                                 No Limitation on Other Registration Rights. No registration effected under this Section 2.2 shall relieve the Company of its obligation to effect any registration upon request under Sections 2.1(a) or 2.1(g) hereof and no registration effected pursuant to this Section 2.2 shall be deemed to have been effected pursuant to Sections 2.1(a) or 2.1(g) hereof.

(e)                                  Priority in Piggyback Offerings.

(i)                                     In connection with a Piggyback Underwritten Offering, if the managing underwriter of such Piggyback Underwritten Offering shall advise the Company in good faith and in writing (with a copy to the Piggyback Requesting Shareholders) that the inclusion of some or all of the Ordinary Shares sought to be registered by the Company, a Piggyback Requesting Shareholder, and any other holder of Ordinary Shares (other than a Shareholder) with piggyback registration rights similar to those provided under this agreement (an “Other Holder”) exercising such piggyback registration rights is reasonably expected to adversely affect the price or success of the offering, the Company shall include in such registration statement the Maximum Number of Ordinary Shares in the following order of priority: (i) first, Ordinary Shares that the Company proposes to issue and sell for its own account, (ii) second, to the extent that the number of Ordinary Shares to be included in the registration pursuant to clause (i) is less than the Maximum Number, the Registrable Shares requested to be included in such registration by Piggyback Requesting Shareholders, pro rata among the Piggyback Requesting Shareholders based on the number of Registrable Shares requested to be included in such Registration, and (iii) third, to the extent that the number of Ordinary Shares to be included in the registration pursuant to clauses (i) and (ii) is less than the Maximum Number, the other Oridnary Shares requested to be included in such registration by Other Holders.

(ii)                                  If the Company proposes to register any of its Ordinary Shares under the Securities Act pursuant to the registration rights of any Other Holder, any Shareholder makes a Piggyback Request pursuant to this Section 2.2 and such Ordinary Shares are to be distributed by or through one or more underwriters, and if the managing underwriter of such underwritten Public Offering shall advise the Company in good faith and in writing (with a copy to the Piggyback Requesting Shareholders) that the inclusion of some or all of the Ordinary Shares sought to be registered by the Company, a Shareholder, or any Other Holder would adversely affect the price or success of the offering, the Company shall include in such registration statement the Maximum Number of Ordinary Shares in the following order of priority: (i) first, such number of Ordinary Shares as the Other Holders and the Piggyback Requesting Shareholders propose to be included in such registration, pro rata among the Other Holders and Piggyback Requesting Shareholders based on the number of Ordinary Shares requested to be included in such Registration, and (ii) second, to the extent that the number of Ordinary Shares to be included in the registration pursuant to clause (i) is less than the Maximum Number, Ordinary Shares that the Company proposes to issue and sell for its own account.

(f)                                   Piggyback Rights; Withdrawal.  Any Piggyback Requesting Shareholder shall have the right, exercisable in its sole discretion, irrevocably to withdraw its Piggyback Request or any portion of its Registrable Shares included therein by delivery of written notice of such withdrawal to the Company within:

(i)                                     Two (2) days of its being advised of the proposed price range pursuant to Section 2.2(c)(i) hereof, without prejudice to the rights of such Piggyback Requesting Shareholder to include Registrable Shares in any future registration pursuant to this Section 2.2 or to cause such registration to be effected as a registration under Sections 2.1(a) or 2.1(g) hereof, as the case may be;

(ii)                                  Five (5) days after receipt of a copy of a notice from the managing underwriter pursuant to Section 2.2(e).

(g)                                  Affiliates. To the extent that a Registration Demand or a Shelf Demand relates to Registrable Shares held by an Affiliate of a Shareholder that is not a party to this Agreement, (i) such Affiliate shall comply with all obligations of such Shareholder under this Agreement as if it were a party hereto and (ii) such Shareholder shall be liable for any breach of this Agreement by such Affiliate.

2.3                               Expenses.

Except as otherwise provided herein, the Company shall pay all Expenses in connection with any registration initiated pursuant to Sections 2.1(a), 2.1(g) or 2.2 hereof, whether or not such registration shall become effective and whether or not all or any portion of the Registrable Shares originally requested to be included in such registration are ultimately included in such registration.

2.4                               Registration Procedures.

If and whenever the Company is required to effect any registration under the Securities Act as provided in Sections 2.1(a), 2.1(g) or 2.2 hereof, the Company shall, as expeditiously as possible:

(a)                                 prepare and file with the Commission within the time periods set forth herein the requisite registration statement to effect such registration, which registration statement shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by such form to be filed therewith, and thereafter use its commercially reasonable efforts to cause such registration statement to become as soon as reasonably possible and remain effective; provided, however, that the Company may discontinue any registration of its securities that are not Registrable Shares (and, under the circumstances specified in Sections 2.2(a)(ii) or 2.7(b) hereof, its securities that are Registrable Shares) at any time prior to the effective date of the registration statement relating thereto;

(b)                                 prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus, including any free writing prospectus as defined in Rule 405 under the Securities Act, as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Shares covered by such registration statement until such time as all of such Registrable Shares have been disposed of in accordance with the method of disposition set forth in such registration statement; provided, however, that with respect to each free writing prospectus or other materials to be delivered to purchasers at the time of sale of the Registrable Shares, the Company shall (i) ensure that no Registrable Shares be sold “by means of” (as defined in Rule 159A(b) under the Securities Act) such free writing prospectus or other materials without the prior written consent of the sellers of the Registrable Shares covered by such registration statement, which free writing prospectus or other materials shall be subject to the review of counsel to such sellers, and (ii) make all required filings of all free writing prospectuses or other materials with the Commission as are required;

(c)                                  furnish to each seller of Registrable Shares covered by such registration statement and each underwriter, if any, such number of copies of such drafts and final conformed versions of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits and any documents incorporated by reference, except to the extent such exhibits and documents are currently available via the Commission’s Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”)), such number of copies of such drafts and final versions of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as any Selling Shareholder or any underwriter may reasonably request in writing (which, in the case of draft registration statements and prospectuses, shall be furnished at least five (5) days prior to filing, and which shall be subject to the reasonable review and comment of each seller of Registrable Shares);

(d)                                 use its commercially reasonable efforts (i) to register or qualify all Registrable Shares and other securities, if any, covered by such registration statement under such other securities or blue sky laws of such states or other jurisdictions of the United States of America as the sellers of Registrable Shares covered by such registration statement shall reasonably request in writing, (ii) to keep such registration or qualification in effect for so long as such registration statement remains in effect and (iii) to take any other action that may be necessary or reasonably advisable to enable such sellers to consummate the disposition in such jurisdictions of the Registrable Shares to be sold by such sellers, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subsection (d) be obligated to be so qualified, to subject itself to taxation in such jurisdiction or to consent to general service of process in any such jurisdiction;

(e)                                  use its commercially reasonable efforts to cause all Registrable Shares and other securities, if any, covered by such registration statement to be registered with or approved by such other Governmental Authorities as may be necessary in the opinion of counsel to the Company and counsel to the seller or sellers of Registrable Shares to enable the seller or sellers thereof to consummate the disposition of such Registrable Shares;

(f)                                   use its commercially reasonable efforts to obtain and furnish to each Selling Shareholder, and each underwriter, if any, a signed (i) opinion of counsel for the Company and addressed to the underwriters, reasonably satisfactory (based on the customary form and substance of opinions of issuers’ counsel customarily given in such an offering, including a negative assurance letter) in form and substance to the managing underwriters, and (ii) comfort letter, dated the effective date of such registration statement and dated the date of the closing under the underwriting agreement and, in each case, addressed to the underwriters and signed by the independent registered public accounting firm that certified the Company’s financial statements included or incorporated by reference in such registration statement, reasonably satisfactory (based on the customary form and substance of comfort letters of issuers’ independent registered public accounting firm customarily given in such an offering) in form and substance to the managing underwriter(s), in each case of clauses (i) and (ii), covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the independent registered public accounting firm’s comfort letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer’s counsel and in the independent registered public accounting firm’s comfort letters delivered to underwriters in underwritten Public Offerings of securities;

(g)                                  use its commercially reasonable efforts to deliver promptly to participating Shareholders and the managing underwriters, if any, copies of all correspondence between the Commission and the Company, its counsel or its auditors, and all memoranda relating to discussions with the Commission or its staff with respect to the registration statement (except to the extent such correspondence is currently available via EDGAR) and permit those Shareholders to do such investigation with respect to information contained in or omitted from the registration statement as they deem reasonably necessary for the purpose of conducting due diligence with respect to the Company; provided that any such investigation shall not interfere unreasonably with the Company’s business;

(h)                                 notify each Selling Shareholder, managing underwriter(s) and other holders of securities covered by such registration statement, if any, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and, at the written request of any such seller of Registrable Shares, promptly prepare and furnish to it a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus, as supplemented or amended, shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

(i)                                     use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement relating to the Registrable Shares at the earliest possible moment;

(j)                                    otherwise comply with all applicable rules and regulations of the Commission and any other Governmental Authority having jurisdiction over the offering, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months, but not more than eighteen (18) months, beginning with the first full calendar month after the effective date of such registration statement, which earning statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

(k)                                 use its commercially reasonable efforts to cause all Registrable Shares covered by a registration statement to be listed on the Designated Exchange, if the listing of such Registrable Shares is then permitted under the rules of such exchange, or another national securities exchange if the listing is not then permitted;

(l)                                     provide a transfer agent and registrar for the Registrable Shares covered by a registration statement no later than the effective date thereof;

(m)                             enter into such agreements (including an underwriting agreement in customary form) and take such other actions as the Selling Shareholder or Selling Shareholders, as the case may be, owning at least a majority of the Registrable Shares covered by such registration statement shall reasonably request in order to expedite or facilitate the disposition of such Registrable Shares, including customary indemnification and contribution to the effect and to the extent provided in Section 2.8 hereof;

(n)                                 if requested by the managing underwriter(s) or the Selling Shareholder or Selling Shareholders, as the case may be, owning at least a majority of the Registrable Shares being sold in connection with an underwritten Public Offering, promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter(s) and the any such Selling Shareholders of a majority of the Registrable Shares being sold reasonably request to be included therein relating to the plan of distribution with respect to such Registrable Shares, including without limitation, information with respect to the number of Registrable Shares being sold to such underwriters, the purchase price being paid therefore by such underwriters and with respect to any other terms of the underwritten Public Offering of the Registrable Shares to be sold in such offering; and make all required filings of such prospectus supplement or post-effective amendment as soon as possible after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment;

(o)                                 enable such Registrable Shares to be in such share amounts and registered in such names as the managing underwriter(s) or, if none, the Selling Shareholders holding a majority of the Registrable Shares being sold, may request at least three (3) Business Days prior to any sale of Registrable Shares to the underwriters, subject to the mandatory provisions of Dutch law and the Company’s articles of association; and

(p)                                 if the registration shall be for an underwritten Public Offering, cause management of the Company to provide Customary Cooperation, if so requested by the Selling Shareholder or Selling Shareholders, as the case may be, owning at least a majority of the Registrable Shares being sold.

As a condition to the obligations of the Company to complete any registration pursuant to this Agreement with respect to the Registrable Shares of a Shareholder, such Shareholder must furnish to the Company in writing such information (the “Shareholder Information”) regarding itself, the Registrable Shares held by it and the intended methods of disposition of the Registrable Shares held by it as is necessary to effect the registration of such Shareholder’s Registrable Shares and is requested in writing by the Company. The Shareholder shall promptly notify the Company of any inaccuracy or change in information previously furnished by the Shareholder to the Company or of the occurrence of any event, in either case as a result of which any prospectus relating to the Registrable Shares contains or would contain an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and promptly furnish to the Company any additional information required to correct and update any previously furnished information or required so that such prospectus shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

Each Shareholder agrees that as of the date that a final prospectus is made available to it for distribution to prospective purchasers of Registrable Shares, it shall cease to distribute copies of any preliminary prospectus prepared in connection with the offer and sale of such Registrable Shares. Each Shareholder further agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in subsection (h) of this Section 2.4, such Shareholder shall forthwith discontinue such Shareholder’s disposition of Registrable Shares pursuant to the registration statement relating to such Registrable Shares until such Shareholder’s receipt of the copies of the supplemented or amended prospectus contemplated by subsection (h) of this Section 2.4 and, if so directed by the Company, shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, then in such Shareholder’s possession of the prospectus relating to such Registrable Shares current at the time of receipt of such notice. If any event of the kind described in subsection (h) of this Section 2.4 occurs and such event is the fault solely of the Shareholder(s) due to the inaccuracy of the Shareholder Information provided by such Shareholder(s) for inclusion in the registration statement, such Shareholder(s) shall pay all Expenses attributable to the preparation, filing and delivery of any supplemented or amended prospectus contemplated by subsection (h) of this Section 2.4.

2.5                               Underwritten Offerings.

(a)                                 Underwritten Offerings. If requested by the underwriters in connection with a request for a registration under Sections 2.1 or 2.3 hereof that is an underwritten Public Offering, the Company and the Selling Shareholders shall enter into an underwriting agreement with such underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to the Company and the Selling Shareholders owning at least a majority of the Registrable Shares that are included in such registration and to contain such representations and warranties by the Company and the Selling Shareholders and such other terms as are customary in agreements of that type.

(b)                                 Shareholders to be Parties to Underwriting Agreement. The holders of Registrable Shares to be distributed by underwriters in an underwritten Public Offering under this Section 2.5 shall be parties to the underwriting agreement between the Company and such underwriters. No such Shareholder shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Shareholder, such Shareholder’s Registrable Shares and such Shareholder’s intended method of distribution.

(c)                                  Holdback Agreements. Each Shareholder (so long as such Shareholder holds any Registrable Securities) agrees, unless otherwise agreed to by the managing underwriter for any underwritten Public Offering pursuant to this Agreement, not to effect any sale or distribution of any equity securities of the Company or securities convertible into or exchangeable or exercisable for equity securities of the Company, including any sale under Rule 144 under the Securities Act, during the ten (10) days prior to the date on which an underwritten registration of Registrable Shares pursuant to Sections 2.1 or 2.2 hereof has become effective and for the same period of time after the effective date of such underwritten registration as is agreed to by the Shareholders participating in such underwritten registration, except as part of such underwritten registration or to the extent that such Shareholder is prohibited by applicable law from agreeing to withhold securities from sale.

The Company agrees not to effect any Public Offering or distribution of any equity securities of the Company, or securities convertible into or exchangeable or exercisable for equity securities of the Company, during the ten (10) days prior to the date on which any underwritten registration pursuant to Sections 2.1 or 2.2 hereof (other than Section 2.1(g)) has become effective and until ninety (90) days (180 days with respect to the IPO) after the effective date of such underwritten registration, except (i) as part of such underwritten registration, (ii) pursuant to a registration statement on Form S-8 or Form S-4 under the Securities Act or any successor or similar form, (iii) if such Public Offering or distribution was publicly announced or agreed to in writing by the Company prior to the date of the receipt of the Registration Demand or Piggyback Request or (iv) in connection with an agreement with any holder or prospective holder of any securities of the Company related to the filing of a resale shelf registration statement to register shares issued to such holder or prospective holder in an acquisition, if and only if such resale shelf registration statement does not contemplate or permit underwritten offerings.

2.6                               Preparation: Reasonable Investigation.

(a)                                 Registration Statements. In connection with the preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, the Company shall (i) give representatives (designated to the Company in writing) of each Selling Shareholder, the underwriters, if any, and one firm of counsel, one firm of accountants and one firm of other agents retained on behalf of all underwriters and one firm of counsel, one firm of accountants and one firm of other agents retained on behalf of the Selling Shareholders (as a group), the reasonable opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, (ii) upon reasonable advance notice to the Company, give each of them such reasonable access to all financial and other records, corporate documents and properties of the Company and its Majority-Owned Subsidiaries, as shall be necessary, in the reasonable opinion of such Shareholders’ and such underwriters’ counsel, to conduct a reasonable due diligence investigation for purposes of the Securities Act, and (iii) upon reasonable advance notice to the Company, give each of them the opportunity to receive relevant information regarding the business of the Company from its officers, directors, employees and the independent public accounting firm that certified its financial statements as shall be necessary, in the reasonable opinion of such Shareholders’ and such underwriters’ counsel, to conduct a reasonable due diligence investigation for purposes of the Securities Act.

(b)                                 Confidentiality. Each Shareholder shall maintain the confidentiality of any confidential information received from or otherwise made available by the Company to such Shareholder. Information that (i) is or becomes available to a Shareholder from a public source other than as a result of a disclosure by such Shareholder or any of its Affiliates, (ii) is disclosed to a Shareholder by a third-party source who the Shareholder reasonably believes is not bound by an obligation of confidentiality to the Company, (iii) is or becomes required to be disclosed by a Shareholder by law, including by court order, or to a prospective transferee of Ordinary Shares, or (iv) is independently developed by a Shareholder, shall not be deemed to be “confidential information” for purposes of this Agreement. The Shareholder shall not grant access, and the Company shall not be required to grant access, to information under this Section 2.6 to any Person who has not agreed to maintain the confidentiality (to the same extent a Shareholder is required to maintain confidentiality) of any confidential information received from or otherwise made available to it by the Company or the Shareholder under this Agreement.

2.7                               Postponements.

(a)                                 The Company shall not be obligated to file any registration statement, or file any amendment or supplement to any registration statement, and may suspend any Selling Shareholder’s rights to make sales pursuant to any effective registration statement for reasonable periods not in excess of ninety (90) days, but in no event more than twice in any twelve (12) month period (a “Blackout Period”), if the Company, in the good faith judgment of the Board, reasonably believes that the filing thereof at the time requested, or the offering of securities pursuant thereto, would materially adversely affect a pending or proposed Public Offering of the Company’s securities, a material financing, or a material acquisition, merger, recapitalization, consolidation, reorganization or similar transaction, or negotiations, discussions or pending proposals with respect thereto, or otherwise have a material adverse effect on the Company; provided that in the event the Company proposes to register Ordinary Shares, whether or not for sale for its own account, during a Blackout Period, the Shareholders shall have the right to make Piggyback Requests with respect to such registration pursuant to Section 2.2 hereof. The filing of a registration statement, or any amendment or supplement thereto, by the Company cannot be deferred, and a Selling Shareholder’s rights to make sales pursuant to an effective registration statement cannot be suspended, pursuant to the provisions of the preceding sentence for more than ten (10) days after the abandonment or consummation of any of the foregoing proposals or transactions or for more than sixty (60) days after the date of the Board’s determination referenced in the preceding sentence. If the Company suspends the Selling Shareholders’ rights to make sales pursuant hereto, the applicable registration period shall be extended by the number of days of such suspension.

2.8                               Indemnification by the Company.

(a)                                 In connection with any registration statement filed by the Company pursuant to Sections 2.1 or 2.2 hereof, to the fullest extent permitted by law the Company shall, and hereby agrees to, indemnify and hold harmless, each Shareholder and seller of any Registrable Shares and its Affiliates, including such Affiliate’s directors, officers, employees, agents, partners, shareholders, and each other Person, if any, who controls (within the meaning of the Exchange Act) such Affiliate, covered by such registration statement and each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls (within the meaning of the Exchange Act) such Shareholder or seller or any such underwriter, and their respective shareholders, members, directors, officers, employees, partners, agents and Affiliates (each, a “Company Indemnitee”), against any losses, claims, damages, liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof and whether or not such indemnified party is a party thereto), joint or several, and expenses, including the reasonable fees, disbursements and other charges of legal counsel and reasonable costs of investigation, to which such Company Indemnitee may become subject under the Securities Act or otherwise as a result of the performance of the acts described in this agreement (collectively, a “Loss” or “Losses”), insofar as such Losses arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered or otherwise offered or sold under the Securities Act or otherwise, any preliminary prospectus, final prospectus or summary prospectus related thereto, or any amendment or supplement thereto, and free writing prospectus or other offering materials (collectively, “Offering Documents”), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances in which they were made not misleading, or any violation by the Company of any federal or state law, rule or regulation applicable to the Company and relating to action required of, or inaction by, the Company in connection with any such registration; provided that, the Company shall not be liable in any such case to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Offering Documents in reliance upon and in conformity with information furnished to the Company in a writing duly executed by such Company Indemnitee specifically stating that it is for use therein; and provided, further, that the Company shall not be liable to any Person who participates as an underwriter in the offering or sale of Registrable Shares or any other person, if any, who controls (within the meaning of the Exchange Act) such underwriter, in any such case to the extent that any such Loss arises out of such Person’s failure to send or give a copy of the final prospectus (including any documents incorporated by reference therein), as the same may be then supplemented or amended, to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Shares to such Person if such statement or omission was corrected in such final prospectus. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Company Indemnitee and shall survive the transfer of such securities by such Company Indemnitee.

(b)                                 Indemnification by the Offerors and Sellers. In connection with any registration statement filed by the Company pursuant to Sections 2.1 or 2.2 hereof in which a Shareholder has registered for sale Registrable Shares, each such Shareholder or seller of Registrable Shares shall, and hereby agrees to, indemnify and hold harmless to the fullest extent permitted by law the Company and each of its directors, officers, employees, agents, partners, shareholders, Affiliates and each other Person, if any, who controls (within the meaning of the Exchange Act) the Company and each other seller and such seller’s employees, directors, officers, shareholders, members, partners, agents and Affiliates (each, a “Shareholder Indemnitee” for purposes of this Section 2.8), against all Losses insofar as such Losses arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Offering Documents (or any document incorporated by reference therein) or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in the light of circumstances in which they were made not misleading, if such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information furnished to the Company in a writing duly executed by such Shareholder or seller of Registrable Shares specifically stating that it is for use therein; provided, however, that the liability of such indemnifying party under this Section shall be limited to the amount of the net proceeds (after giving effect to underwriting discounts and commissions) received by such indemnifying party in the sale of Registrable Shares giving rise to such liability. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Shareholder Indemnitee and shall survive the transfer of such securities by such indemnifying party.

(c)                            Notices of Losses, etc. Promptly after receipt by an indemnified party of written notice of the commencement of any action or proceeding involving a Loss referred to in the preceding subsections of this Section 2.8, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subsections of this Section 2.8 except to the extent that the indemnifying party is materially and actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and, unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such Loss, to assume and control the defense thereof, in each case at its own expense, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after its assumption of the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation, unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties arises in respect of such claim after the assumption of the defense thereof or the indemnifying party fails promptly to assume, or in the event of a conflict of interest cannot assume, the defense of such claim or fails to employ counsel reasonably satisfactory to such indemnified party, in which case the indemnified party shall also have the right to employ counsel and to assume the defense of such claim. No indemnifying party shall be liable for any settlement of any such action or proceeding effected without its written consent. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof, which is reasonably acceptable to the indemnified party, the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such Loss or which requires action on the part of such indemnified party or otherwise subjects the indemnified party to any obligation or restriction to which it would not otherwise be subject.

(d)                                 Contribution. If the indemnification provided for in this Section 2.8 shall for any reason be unavailable to an indemnified party under subsection (a) or (b) of this Section 2.8 in respect of any Loss, then, in lieu of the amount paid or payable under subsection (a) or (b) of this Section 2.8, the indemnified party and the indemnifying party under subsection (a) or (b) of this Section 2.8 shall contribute to the aggregate Losses (including legal or other expenses reasonably incurred in connection with investigating the same) (i) in such proportion as is appropriate to reflect the relative fault of the Company and the prospective sellers of Registrable Shares covered by the registration statement which resulted in such Loss or action in respect thereof, with respect to the statements, omissions or action which resulted in such Loss or action in respect thereof, as well as any other relevant equitable considerations, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as shall be appropriate to reflect not only such relative faults, but also the relative benefits received by the Company, on the one hand, and such prospective sellers, on the other hand, from their sale of Registrable Shares; provided that, for purposes of this clause (ii), the relative benefits received by the prospective sellers shall be deemed not to exceed the amount of proceeds received by such sellers. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person not guilty of such fraudulent misrepresentation. The obligations, if any, of the selling holders of Registrable Shares to contribute as provided in this subsection (d) are several in proportion to the relative value of their respective Registrable Shares covered by such registration statement and not joint. In addition, no Person shall be obligated to contribute hereunder any amounts in payment for any settlement of any action or Loss effected without such Person’s consent.

(e)                                  Other Indemnification. The Company shall, in connection with any registration statement filed by the Company pursuant to Sections 2.1 or 2.2, and each Shareholder that has registered for sale Registrable Shares shall, with respect to any required registration or other qualification of securities under any federal or state law or regulation of any Governmental Authority other than the Securities Act, indemnify Shareholder Indemnitees and Company Indemnitees, respectively, against Losses, or, to the extent that indemnification shall be unavailable to a Shareholder Indemnitee or Company Indemnitee, contribute to the aggregate Losses of such Shareholder Indemnitee or Company Indemnitee, as applicable, in a manner similar to that specified in the preceding subsections of this Section 2.8 (with appropriate modifications).

2.9                               Adjustments Affecting Registrable Shares.

Without the written consent of each Shareholder, the Company shall not effect or permit to occur any combination, subdivision or reclassification of Registrable Shares that would materially adversely affect the ability of the Shareholders to include such Registrable Shares in any registration of its securities under the Securities Act contemplated by this Agreement or the marketability of such Registrable Shares under any such registration or other offering.

2.10                        Rule 144 and Rule 144A.

The Company shall take all actions reasonably necessary to enable Shareholders to sell Registrable Shares without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, (b) Rule 144A or Regulation S under the Securities Act, as such Rule may be amended from time to time, or (c) any similar rules or regulations hereafter adopted by the Commission, including, without limiting the generality of the foregoing, filing on a timely basis all reports required to be filed under the Exchange Act. Upon the written request of any Shareholder, the Company shall deliver to such Shareholder a written statement as to whether it has complied with such requirements. Upon the written request of any Shareholder holding Registrable

Shares, the Company shall promptly use commercially reasonable efforts to cause the removal of any restrictive legends borne by such Registrable Shares, if permitted by law, in order to facilitate the sale by the Shareholder under Rule 144, Rule 144A or Regulation S.

2.11                        No Inconsistent Arrangements.

The Company represents and warrants that it has not granted and is not a party to any proxy, voting trust or other agreement that is inconsistent with or conflicts with this Agreement. The Company shall not hereafter enter into any agreement with respect to its securities (including its Ordinary Shares) that is inconsistent with or conflicts with the rights granted under this Agreement, provided, however, that the Company may enter into an agreement with any holder or prospective holder of any securities of the Company related to the filing of a resale shelf registration statement to register shares issued to such holder or prospective holder in an acquisition, if and only if such resale shelf registration statement does not permit underwritten offerings.

2.12                        Termination of Registration Rights.

The Company’s obligations under Sections 2.1 and 2.2 hereof to register Ordinary Shares for sale under the Securities Act with respect to any Shareholder shall terminate on the first date on which no Registrable Shares are held by such Shareholder.

ARTICLE III

MISCELLANEOUS

3.1                               Amendments; Entire Agreement.

Any amendment or waiver of, or any consent given under, any provision of this Agreement shall be in writing and, in the case of an amendment, signed by holders of a majority of the Registrable Shares. This Agreement supersedes all prior discussions, memoranda of understanding, agreements and arrangements (whether written or oral, including all correspondence), if any, between the parties with respect to the subject matter hereof, and this Agreement contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

3.2                               Severability.

If any provision of this Agreement is held to be illegal, invalid or unenforceable in whole or in part under any applicable law from time to time: (a) such provision will be fully severable from this Agreement; (b) such provision shall apply with whatever deletion or modification is necessary so that such provision is legal, valid and enforceable, giving effect to the intention of the parties hereto under this Agreement; and (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

3.3                               Successors and Assigns; Transferee Registration Rights.

(a)                                 Except as otherwise expressly limited herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.  Except as otherwise provided herein, none of the rights, privileges or obligations set forth in or arising under this Agreement may be assigned or transferred without the prior written consent of each party to this Agreement.

(b)                                 Notwithstanding anything to the contrary herein, any transferee who acquires Registrable Shares constituting at least five percent (5%) of the Company’s outstanding Ordinary Shares as of the date of such acquisition pursuant to a transaction that is not registered under the Securities Act (each, a “Registrable Shares Transferee”) shall be entitled to enjoy the same registration and other rights pursuant to this Agreement as does the Shareholder selling such Registrable Shares so long as the Registrable Shares held by any such Registrable Shares Transferee may not be sold or disposed of pursuant to Rule 144(b)(1) promulgated under the Securities Act at the time when a Registrable Shares Transferee seeks to exercise its rights pursuant to this Agreement. Any Registrable Shares Transferee shall enjoy such right pursuant to this Section 3.3(b) if and to the extent the Company shall have received (x) written notice from the Shareholder selling Registrable Shares to the Registrable Shares Transferee stating the name and address of such Registrable Shares Transferee and identifying the amount and type of Registrable Shares with respect to which such rights under this Agreement apply and (y) a written agreement from the Registrable Shares Transferee to be bound by all of the relevant terms of this Agreement. In relation to any such Registrable Shares Transferee, the term “Shareholder” and other defined terms used in this Agreement shall, where appropriate, be deemed to refer to such Registrable Shares Transferee. After such transfer of registrable Shares to a Registrable Shares Transferee, the Shareholder concerned shall retain its rights under this Agreement with respect to all other Registrable Shares owned by the Shareholder or its Affiliates.

3.4                               No Third-Party Beneficiaries

Except as otherwise explicitly provided herein, this Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

3.5                               Notices.

(a)                           Any notice, request or other communication to be given or made under this Agreement shall be in writing. Any such communication shall be delivered by hand, airmail, established courier service or facsimile to the party to which it is required or permitted to be given or made at such party’s address set forth on Schedule A or at such other address as such party may from time to time designate by written notice to the other parties hereto, and shall be effective upon the earlier of (i) actual receipt and (ii) deemed receipt under Section 3.5(b) below.

(b)                                 Unless there is reasonable evidence that it was received at a different time, notice pursuant to this Section 3.5 is deemed given if: (i) delivered by hand, when left at the address referred to in Section 3.5(a); (ii) sent by airmail or established courier services within a country, three (3) Business Days after posting it; (iii) sent by airmail or established courier service between two countries, six (6) Business Days after posting it; and (iv) sent by facsimile, when confirmation of its transmission has been recorded by the sender’s facsimile machine. Each such notice shall also be delivered by email, which shall not constitute notice.

3.6                               Counterparts.

This Agreement may be executed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by telecopy, electronic delivery or otherwise) to the other parties. Signatures to this Agreement transmitted by facsimile transmission or by electronic mail in “portable document format” (“.pdf”) form will have the same effect as physical delivery of the paper document bearing the original signatures.

3.7                               Governing Law; Jurisdiction; Waiver of Jury Trial.

(a)                                 This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflict of laws that would require the application of the law of any other jurisdiction. By its execution and delivery of this Agreement, each of the parties hereto hereby irrevocably and unconditionally agrees for itself that any legal action, suit or proceeding against it with respect to any matter under or arising out of or in connection with this Agreement or for recognition or enforcement of any judgment rendered in any such action, suit or proceeding, may be brought in either a state or federal court of competent jurisdiction in the State and County of New York. By execution and delivery of this Agreement, each of the parties hereto hereby irrevocably accepts and submits itself to the nonexclusive jurisdiction of each such court, generally and unconditionally, with respect to any such action, suit or proceeding. EACH PARTY HERETO UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(b)                           Each party acknowledges that it would be impossible to determine the amount of damages that would result from any breach of any of the provisions of this Agreement and that, in view of the uniqueness of the subject matter of this Agreement, the remedy at law for any breach, or threatened breach, of any of such provisions would be inadequate and, accordingly, agrees that each other party, in addition to any other rights or remedies which it may have, shall be entitled to specific performance of this Agreement and any of the terms of this Agreement and such other equitable and injunctive relief available to the parties from any court of competent jurisdiction to compel specific performance of, or restrain any party from violating, any of such provisions. In connection with any action or proceeding for equitable and injunctive relief permitted hereunder, each party hereby waives any claim or defense that a remedy at law alone is adequate and, to the maximum extent permitted by applicable law, agrees to have each provision of this Agreement specifically enforced against it, without the necessity of posting bond or other security against it, and consents to the entry of equitable and injunctive relief against it enjoining or restraining any breach or threatened breach of any provision of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

COMPANY:

CNOVA N.V.

By:	/s/ David I. Mossé
Name: David I. Mossé
Title: General Counsel

SHAREHOLDERS:

CASINO GUICHARD-PERRACHON

By:	/s/ Jean-Charles Naouri
Name: Jean-Charles Naouri
Title: Chief Executive Officer

ALMANACES ÉXITO

By:	/s/ Filipe Dasilva
Name: Filipe Dasilva
Title: Vicepresidente Financiero (Financial Vice President)

MARNEYLECTRO B.V.

By:	/s/ Othon Auriema Vela
Name: Othon Auriema Vela
Title: Directora

MARNEYLECTRO B.V.

By:	/s/ Hans Loevendie
Name: Hans Loevendie
Title: Director

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SCHEDULE A

NOTICES

If to the Company:

Cnova N.V.
Attention:	Board of Directors
Professor Dr Dorgelolaan 30D, 5613 AM Eindhoven, the Netherlands

If to CGP, to:

Casino, Guichard-Perrachon S.A.
Attention:	Board of Directors
1, Esplanade de France, 42000 Saint-Etienne, France

If to Exito, to:

Almanaces Éxito S.A.
Attention:	Board of Directors
Envigado, Department of Antioquia, Colombia

If to Dutch BV, to:

Marneylectro B.V.
Attention:	Board of Directors
1118 BH Schiphol, Schiphol Boulevard 231, the Netherlands

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